Exhibit 21

LINCOLN ELECTRIC HOLDINGS, INC.

SUBSIDIARIES OF THE REGISTRANT

The Company's subsidiaries and joint ventures are listed in the following table:

Name	Country of Incorporation
16280 23 Mile, LLC	United States
A. B. Arriendos S.A.	Chile
Claremont IC	United States
Ductil SA	Romania
Europaische Holding Intercito GmbH	Switzerland
Fori Asia Holdings Co., Limited	Hong Kong
Fori Automation de Mexico S. de R.L. de C.V.	Mexico
Fori Automation do Brasil Automacao Ltda	Brazil
Fori Automation GmbH	Germany
Fori Automation Holding Co., Limited	Hong Kong
Fori Automation India Private Limited	India
Fori Automation, LLC	United States
Fori Automation Real Estate S. de R.L. de C.V.	Mexico
Fori Automation Services S. de R.L. de C.V.	Mexico
Fori Automation S.L.	Spain
Fori Bernd (Beijing) Automation Equipment Co., Limited	China
Fori Korea Ltd.	South Korea
Fori Technologies (Proprietary) Limited	South Africa
Fori UK Limited	United Kingdom
Hangzhou SAF Oerlikon Welding & Cutting Co., LTD. (China)	China
Harris Calorific International Sp. z o.o.	Poland
J.W. Harris Co., Inc.	United States
Kaynak Teknigi Sanayi ve Ticaret A.S.	Turkey
Kestra Universal Soldas, Industria e Comercio Importacao e Exportacao Ltda.	Brazil
LE Torreon BCS, S. de R.L. de C.V.	Mexico
Lincoln Canada Holdings ULC	Canada
Lincoln Electric Automation, Inc.	United States
Lincoln Electric Bester Sp. z o.o.	Poland
Lincoln Electric Company (India) Private Limited	India
Lincoln Electric Company of Canada GP 2 Limited	Canada
Lincoln Electric Company of Canada LP	Canada
Lincoln Electric Cyprus Holdings LLC	United States
Lincoln Electric Cyprus Limited	Cyprus
Lincoln Electric Deutschland GMBH	Germany
Lincoln Electric do Brasil Indústria e Comércio Ltda.	Brazil
Lincoln Electric Dutch Holdings B.V.	The Netherlands
Lincoln Electric Europe B.V.	The Netherlands
Lincoln Electric France S.A.S.	France
Lincoln Electric GmbH	Germany
Lincoln Electric Iberia, S.L.	Spain
Lincoln Electric International Holding Company	United States
Lincoln Electric Italia S.r.l.	Italy

Name		Country of Incorporation
Lincoln Electric Japan K.K.		Japan
Lincoln Electric Luxembourg Holdings S.ar.l		Luxembourg
Lincoln Electric Luxembourg S.ar.l.		Luxembourg
Lincoln Electric Malaysia SDN BHD		Malaysia
Lincoln Electric Management (Shanghai) Co., Ltd.		China
Lincoln Electric Manufactura, S.A. de C.V.		Mexico
Lincoln Electric Maquinas, S. de R.L. de C.V.		Mexico
Lincoln Electric Mexicana, S.A. de C.V.		Mexico
Lincoln Electric Middle East FZE		United Arab Emirates
Lincoln Electric North America, Inc.		United States
Lincoln Electric Portugal, S.A.		Portugal
Lincoln Electric S.A.		Argentina
Lincoln Electric (Tangshan) Welding Materials Co., Ltd.		China
Lincoln Electric (Thailand) Ltd.		Thailand
Lincoln Electric (U.K.) Ltd.		United Kingdom
Lincoln Electric UK Holdings Limited		United Kingdom
Lincoln Global, Inc.		United States
Lincoln Maquila Principal LLC		United States
Lincoln Maquinas Holdings LLC		United States
Lincoln Mexico Holdings LLC		United States
Lincoln Nanjing Holdings LLC		United States
Lincoln Singapore Holdings LLC		United States
Lincoln Soldaduras de Colombia Ltda.		Colombia
Mezhgosmetiz – Mtsensk (MGM)		Russia
Oerlikon Kaynak Elektrodlari Ve Sanayi Anonim Sirketi		Turkey
Performance Investment Group, LLC		United States
Prime Hold Co., LLC		United States
Prime Investment Group, LLC		United States
Prime Investment Group II, LLC		United States
Prime Investment Group III, LLC		United States
Prime Investment Group IV, LLC		United States
PT Lincoln Electric Indonesia		Indonesia
PT Lincoln Indoweld		Indonesia
Robolution GmbH		Germany
Smart Force, LLC		United States
Specialised Welding Products Pty. Ltd.		Australia
Techalloy, Inc.		United States
Tenwell Development Pte. Ltd.		Singapore
The Lincoln Electric Company		United States
The Lincoln Electric Company (Asia Pacific) Pte. Ltd.		Singapore
The Lincoln Electric Company (Australia) Proprietary Limited		Australia
The Lincoln Electric Company (New Zealand) Limited		New Zealand
The Lincoln Electric Company of South Africa (Pty) Ltd.		South Africa
The Lincoln Electric Welding Technology & Training Center, LLC		United States
The Nanjing Lincoln Electric Co., Ltd.		China
The Shanghai Lincoln Electric Co., Ltd.		China
Weartech International Limited		United Kingdom
Weartech International, Inc.		United States
Welding, Cutting, Tools & Accessories, LLC		United States
WRE III, LLC		United States
WRE IV, LLC		United States
Zeman Bauelemente Produktionsgesellschaft mbH		Austria